                                                                     Exhibit 5.1

INTERNAL REVENUE SERVICE                     DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX 2350 ROOM 5127
LOS ANGELES, CA  90053
                                             Employer Identification Number:
                                                 82-0156045
                                             File Folder Number:
Date:  FEB 19 1992                               820000283
                                             Person to Contact:
POTLATCH CORPORATION                             CHYO, NAN
C/O ROBERT HEIMBICHNER                       Contact Telephone Number:
PILLSBURY MADISON & SUTRO                        (213) 894-4202
P O BOX 7880                                 Plan Name:
SAN FRANCISCO, CA  94120                         POTLATCH CORP SAVINGS PLN FOR
                                                 H EES OF THE PULP PAPERBOARD &
                                                 PACKAGING
                                             Plan Number:  043

Dear Applicant:

   We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

   Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

   The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

   This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

   This determination letter is also applicable for the amendment(s) adopted on 123189.

   This plan satisfies final regulations relating to discrimination issued on September 12, 1991.

   The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

   We have sent a copy of this letter to your representative as indicated in the power of attorney.

                                                              Letter 835 (DO/CG)

POTLATCH CORPORATION

   If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                          Sincerely yours,



                                          Michael J. Quinn
                                          District Director

Enclosures:
Publication 794
PWBA 515
Addendum

                                                              Letter 835 (DO/CG)

POTLATCH CORPORATION

This determination is subject to your adoption of the proposed amendments submitted in your letter dated 053191, 082691 and 012992. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, you must keep a copy of these documents as a permanent record or you will not be able to rely on the issues described in Revenue Procedure 91-66.








                                                              Letter 835 (DO/CG)